                                                                   EXHBIT 3.2(j)


                                     BYLAWS

                                       OF

                            WHC VININGS CORPORATION

                               TABLE OF CONTENTS

                                     BYLAWS
                                       OF
                            WHC VININGS CORPORATION


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
ARTICLE I - OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.       Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - MEETINGS OF THE STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.       Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 3.       Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 4.       Notice of Annual or Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 5.       Business at Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 6.       Quorum of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 7.       Act of Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 8.       Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 9.       Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 10.      Voting List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 11.      Action by Written Consent Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III - BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.       Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.       Number of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 3.       Election and Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 5.       Resignation and Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 6.       Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 7.       Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV - MEETINGS OF THE BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.       First Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.       Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 3.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 4.       Business at Regular or Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 5.       Quorum of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 6.       Act of Directors' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 7.       Action by Unanimous Written Consent Without a Meeting . . . . . . . . . . . . . . . . . . .   6
         Section 8.       Interested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V - COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7





                                      (i)
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
ARTICLE VI - NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 1.       Methods of Giving Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.       Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.       Attendance as Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VII - DIRECTORS' ACTION WITHOUT A MEETING BY USE
         OF CONFERENCE TELEPHONE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VIII - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 1.       Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.       Election and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.       Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.       Term, Removal and Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 5.       Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.       President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 7.       Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 8.       Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 9.       Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 10.      Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 11.      Assistant Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 12.      Officers' Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IX - CERTIFICATES FOR SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.       Certificates Representing Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.       Restriction on Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.       Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.       Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.       Lost, Stolen or Destroyed Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.       Closing of Transfer Books and Fixing Record Date  . . . . . . . . . . . . . . . . . . . . .  12
         Section 7.       Registered Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE X - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.       Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.       Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.       Negotiable Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.       Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.       Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE XI - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.       Mandatory Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.       Mandatory Advancement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE XII - AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





                                      (ii)

                                     BYLAWS
                                       OF
                            WHC VININGS CORPORATION


                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.


                                   ARTICLE II

                          MEETINGS OF THE STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other proper purpose shall be held at such place either within or without the State of Delaware as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such time and date as the Board of Directors may determine. At such meeting the stockholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as properly may be brought before the meeting.

         Section 3. Special Meeting. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors or the holders of not less than ten percent of all shares entitled to vote at the meeting.

         Section 4. Notice of Annual or Special Meeting. Written or printed notice stating the location, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Business at Special Meeting. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.

         Section 6. Quorum of Stockholders. Unless otherwise provided in the Certificate of Incorporation or applicable law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement of location, day, and hour of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of quorum at the meeting.

         Section 7. Act of Stockholders' Meeting. Except with respect to the election of directors, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present and all elections of directors shall be by written ballot. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

         Section 8. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Incorporation or by a resolution of the Board of Directors designating a series of preferred stock. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. Unless permitted by the Certificate of Incorporation, no stockholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such stockholder or by distributing such votes on the same principle among any number of such candidates.

         Section 9. Proxies. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date of execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest or otherwise made irrevocable by law.

         Section 10. Voting List. The officer or agent having charge of the stock ledger of the corporation shall make, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be maintained, for a period of ten days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be subject to inspection by any stockholder at any time during ordinary business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or transfer books of the corporation or to vote at any such meeting of stockholders.

         Section 11. Action by Written Consent Without a Meeting. Any action required or permitted by law, the Certificate of Incorporation, or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. Consent does not have to be unanimous. Every written consent must bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by this Section 11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the Corporation. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

         Section 2. Number of Directors. The number of directors shall consist of one or more members as determined from time to time in accordance with these Bylaws by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         Section 3. Election and Term. The directors, other than the initial directors, shall be elected at the annual meeting of the stockholders except as provided in Section 4 of this Article, and each director of the corporation shall hold office until his successor is elected and qualified or until his death, resignation or removal. Unless required by the Certificate of Incorporation, directors need not be residents of the State of Delaware or stockholders of the corporation.

         Section 4. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director, or if no directors remain, by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors. A director elected to fill a newly created directorship shall hold office until his successor is elected and qualified or until his death, resignation or removal.

         Notwithstanding the preceding provisions of this Section 4, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected.

         Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 4 in the filling of other vacancies.

         Section 5. Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation. At any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 6. Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 7. Chairman of the Board. The Board of Directors, at its first meeting after each annual meeting of stockholders, may elect one of its members Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.


                                   ARTICLE IV

                             MEETINGS OF THE BOARD

         Section 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by the Board of Directors.

         Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the Board of

Directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the time of the meeting.

         Section 4. Business at Regular or Special Meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 5. Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Act of Directors' Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation.

         Section 7. Action by Unanimous Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee under the provisions of any applicable law, the Certificate of Incorporation or these Bylaws may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of the executive committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board of Directors or the executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the executive committee, as the case may be.

         Section 8. Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                 (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                 (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                 (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.


                                   ARTICLE V

                                   COMMITTEES

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Certificate of Incorporation or in these Bylaws, shall have and may exercise all the authority of the Board of Directors, subject to the limitations imposed by applicable law. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Vacancies in the membership of any such committee shall be filled by resolution adopted by the majority of the full Board of Directors at a regular or special meeting of the Board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. To the extent applicable, the provisions of
Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof. Any member of the executive committee or any other committee may be removed by the Board of Directors by the affirmative vote of a majority of the full Board, whenever, in its judgment, the best interests of the corporation will be served thereby.

                                   ARTICLE VI

                                    NOTICES

         Section 1. Methods of Giving Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such stockholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by telegram, telex, telecopy, or similar means of visual data transmission, and notice given by any of such means shall be deemed to be delivered when transmitted for delivery to the recipient.

         Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 3. Attendance as Waiver. Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of such meeting, except where a stockholder or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in any written waiver unless required by the Certificate of Incorporation or these Bylaws.


                                  ARTICLE VII

                   DIRECTORS' ACTION WITHOUT A MEETING BY USE
                            OF CONFERENCE TELEPHONE

         Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board of Directors may participate in and hold a meeting of such Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                                    OFFICERS

         Section 1. Executive Officers. The officers of the corporation shall consist of a President and a Secretary and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article VIII, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article. Any two (2) or more offices may be held by the same person.

         Section 2. Election and Qualification. The Board of Directors, at its first meeting held immediately after each annual meeting of stockholders, shall choose a President and a Secretary. The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. Salaries. The compensation of all officers and agents of the corporation shall be determined by the Board of Directors.

         Section 4. Term, Removal, and Vacancies. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

         Section 5. Chief Executive Officer. Unless the Board of Directors designates otherwise, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

         Section 6. President. The President shall be ex-officio a member of all standing committees and shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors. He shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 7. Vice Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         Section 9. Assistant Secretaries. Unless otherwise determined by the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 11. Assistant Treasurer. Unless otherwise determined by the Board of Directors, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 12. Officers' Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond, which shall be renewed as the Board of Directors may require, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                   ARTICLE IX

                            CERTIFICATES FOR SHARES

         Section 1. Certificates Representing Shares. The corporation shall deliver certificates representing all shares to which stockholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.
If the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge a full statement of all of the powers, designations, preferences, limitations and relative, participating, optional, or other special rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor has been fully paid.

         Section 2. Restriction on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Certificate of Incorporation, or these Bylaws, such restriction shall be noted conspicuously on each certificate representing shares in accordance with applicable law.

         Section 3. Voting Agreements. A written counterpart of any voting agreement entered into among any number of stockholders of the corporation, or any number of stockholders of the corporation and the corporation itself, for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement shall be deposited with the corporation at its registered office in Delaware and shall be subject to the inspection by any stockholder of the corporation or any beneficiary of the agreement daily during business hours. In addition, certificates of stock or uncertificated stock shall be issued to the person or persons or corporation or corporations authorized to act as trustee for purposes of vesting in such person or persons, corporation or corporations the right to vote such shares, to represent any stock of an original issue so deposited with him or them, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and canceled and new certificates or uncertificated stock shall be issued therefore to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the corporation.

         Section 4.       Transfer of Shares.  Subject to the provisions of
Section 7 of this Article IX, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Lost, Stolen, or Destroyed Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 6.       Closing of Transfer Books and Fixing Record Date.
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action taken by stockholders that is proposed to be taken without a meeting of stockholders), the Board of Directors may fix a date as the record date for any such determination of stockholders, such date to not precede the date of adoption of the resolution fixing the record date, and such date to be not more than 60 days, and, in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution, or for any other proper purpose, the close of business on the day next preceding the date on which notice of the meeting is mailed or if notice is waived, the close of business on the day next preceding the day on which the meeting is held or the date on which the resolution of the Board of Directors declaring such dividend or relating to such other proper purpose is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof; provided that the Board of Directors may fix a new record date for the adjourned meeting. Whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 1. Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation and these Bylaws.

         Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

         Section 3. Negotiable Instruments. All bills, notes, checks, or instruments for the payment of money shall be signed by such officer or officers or such other person or persons as permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 6. Books and Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of the stockholders, the Board of Directors, and each committee of the Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current stockholders of the corporation and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE XI

                                INDEMNIFICATION

         Section 1. Mandatory Indemnification. To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who is serving or has served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise.

         Section 2. Mandatory Advancement of Expenses. To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall pay in advance all expenses (including attorneys' fees) incurred by any director or officer, or former director or officer, or any person who is serving or has served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding. Such person shall repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this Article XI.


                                  ARTICLE XII

                                   AMENDMENTS

         These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board, subject to the stockholders' right to adopt, amend, or repeal these Bylaws or adopt new Bylaws.

                            CERTIFICATE OF SECRETARY


         The undersigned hereby certifies that (i) she is the duly elected and qualified Secretary of WHC Vinings Corporation, a Delaware corporation (the "Company"), and (ii) the foregoing is a true and correct copy of the Bylaws of the Company reviewed and adopted by the Board of Directors of the Company by unanimous written consent dated as of May 14, 1996



                                      /s/ Elise M. Turner
                                      ------------------------------------
                                      Elise M. Turner


                                      May 16, 1996
                                      ------------------------------------
                                      Date





                                      16